UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2019

Hines Global REIT, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into a Material Definitive Agreement

On March 21, 2019, a subsidiary of Hines Global REIT, Inc. ("Hines Global REIT" or the "Company") entered into a Development Management Agreement (the “Agreement”) with Hines Interests Limited Partnership (“Hines”), the Company’s sponsor. Hines is wholly-owned, indirectly, by, or for the benefit of, the Chairman of the the Company’s board of directors, Jeffrey C. Hines, and his father, Gerald D. Hines.

Pursuant to the Agreement, Hines will provide the Company with development and project management services with respect to the Company’s construction and development of a 370,000 square foot, 17 story office project in Bellevue, Washington. The project will be constructed on unimproved land at The Summit, a property acquired by the Company in March 2015. Hines will provide project management services throughout each phase of the project, including without limitation, overseeing third party architects and contractors, preparing schedules for the timing of various components of the project, addressing any construction-related concerns of tenants and providing regular status, budgetary and other reports to the Company.

As consideration for providing these services, Hines will be paid a project administration fee equal to 2.5% of the qualified costs set forth in the development budget approved by the Company (the “Project Management Fee”). The Project Management Fee will be paid in monthly installments from the commencement of construction through the substantial completion of the project at a rate of 2.5% of the qualified costs incurred and paid in the prior month. Qualified costs include the total costs approved by the Company in the development budget, but exclude the Project Management Fee, any points, fees, charges or costs incurred in connection with any construction financing obtained for the development project, general administrative and overhead charges, the project site acquisition costs, and any expenses that are reimbursable to Hines by the Company. In addition, the Company will reimburse Hines monthly throughout the term of the Agreement for its reasonable out-of-pocket expenses, including without limitation, all salaries and compensation paid to personnel engaged by Hines to perform the services under the Agreement and included in the development budget approved by the Company.

Each of the parties has agreed to indemnify and hold the other harmless for claims related to the services provided pursuant to the Agreement, subject to certain exceptions. The term of the Agreement will continue through substantial completion of the project, unless terminated earlier by either party. Each party has a right to terminate the Agreement if the other party fails to perform its duties and discharge its obligations under the Agreement (subject to reasonable notice and cure periods). In addition, the Company has the right to terminate the Agreement in the event that Hines is the subject of a voluntary or involuntary bankruptcy case (subject to a reasonable period to allow for dismissal) or in the event of fraud by Hines (subject to Hines’ ability to cure within a reasonable period if the fraud was committed by an employee who is not a senior officer of Hines).

Item 9.01 Financial Statements and Exhibits

(d) Exhibit:

Exhibit No.	Description
10.1	Development Management Agreement, dated as of March 21, 2019, by and between Hines Global REIT 320 108th Ave LLC and Hines Interests Limited Partnership

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the development project are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, unanticipated difficulties or expenditures in connection with the execution of the development project and risks associated with the Company’s dependence on key personnel of Hines Interests Limited Partnership or its affiliates whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this report. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

March 27, 2019	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer